UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2017

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

A. Transaction Overview

On February 20, 2017, Arch Therapeutics, Inc. (the “Company”) entered into Securities Purchase Agreement (the “SPA”) with 6 accredited investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors, in a private placement, of an aggregate of 10,166,664 Units at a purchase price of $0.60 per Unit in a registered offering (the “2017 Financing”). Each Unit consisted of a share of the Company’s common stock, par value $0.001 per share (“Common Stock” and such shares, the “Shares”), and 0.55 of a Series F Warrant to purchase one share of Common Stock at an exercise price of $0.75 per share at any time prior to the fifth anniversary of the issuance date of the Series F Warrant subject to certain restrictions on exercise (the “Warrants,” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”). The aggregate gross proceeds for the sale of the Shares and Warrants will be approximately $6.1 million. The closing of the sales of these securities under the SPA is expected to occur on February 24, 2017.

The securities sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-213878), which was filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2016 and subsequently declared effective on October 20, 2016 (the “Registration Statement”), and the base prospectus dated as of October 20, 2016 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the securities.

B. Related Party Disclosure

The Investors included the Keyes Sulat Revocable Trust (the “KSR Trust”), the Brenna Keyes Sulat Irrevocable Trust (the “BKSI Trust”), and Nathaniel Keyes Sulat Irrevocable Trust (the “NKSI Trust” and together with the KSR Trust and BKSI Trust, the “Trusts”). The KSR Trust was an investor in the Company’s 2015 Private Placement Financing and 2016 Private Placement Financing that concluded on July 2, 2015 and May 26, 2016, respectively.

James R. Sulat, who was appointed as a member of the Company’s Board of Directors (the “Board”) on August 19, 2015, is a co-trustee of each of the Trusts along with his wife. In accordance with the Company’s policies governing related party transactions, Mr. Sulat disclosed his interest in the 2017 Financing to the remaining members of the Board, all of whom were disinterested in the transaction (the “Disinterested Directors”), and recused himself from discussing or voting on matters related to the 2017 Financing. The Disinterested Directors unanimously approved the 2017 Private Placement Financing.

C. Use of Proceeds

The net proceeds to the Company from the 2017 Financing, after deducting the Company’s estimated offering expenses and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $5.9 million. Approximately $825,000 of the offering proceeds will be used to satisfy our outstanding indebtedness to the Massachusetts Life Sciences Center under the Life Sciences Accelerator Funding Agreement that we entered into MLSC on September 30, 2013 and amended on September 28, 2016. We intend to use the remaining net proceeds from the 2017 Financing primarily for working capital and general corporate purposes, and have not allocated specific amounts of any such remaining net proceeds from this offering for any specific purposes.

D. The Series F Warrants

Upon the closing of the 2017 Financing, each Investor will be issued a Warrant to purchase up to a number of shares of the Company’s Common Stock equal to 0.55 of the Units purchased by such Investor under the SPA. The Warrants will (i) have an exercise price of $0.60 per share; (ii) have a term of exercise equal to five years after their issuance date; (iii) be exercisable immediately after their issuance; and (iv) have a provision preventing the exercisability of such Warrant if, as a result of the exercise of the Warrant, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Company’s Common Stock (the “Ownership Limitation”) immediately after giving effect to the exercise of the Warrant. The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (i) the Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

E. Certain Restrictions on Subsequent Sales

The SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from February 20, 2017 until 90 days after the closing of the 2017 Financing, neither the Company nor is subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock. Similarly, until such time as the three lead investors collectively own less than 20% of the Warrants purchased by them pursuant to the SPA, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction.

The foregoing description of the SPA and the Warrants does not purport to be complete and is qualified in its entirety by reference to the copies of the form of Subscription Agreement and form of Warrant filed herewith as Exhibits 10.1, and 10.2 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The legal opinion of McDonald Carano LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01        Other Events

On February 21, 2017, the Company issued a press release announcing the 2017 Private Financing. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01        Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
5.1	Opinion of McDonald Carano LLP
10.1	Securities Purchase Agreement
10.2	Form of Series F Warrants
99.1	Press Release issued by Arch Therapeutics, Inc. on February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: February 21, 2017	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer

Exhibit List

Exhibit	Description
5.1	Opinion of McDonald Carano LLP
10.1	Securities Purchase Agreement
10.2	Form of Series F Warrants
99.1	Press Release issued by Arch Therapeutics, Inc. on February 21, 2017

-5-